                                                                   Exhibit 10.47


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Chairman, President and Chief Executive Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.47 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Chairman, President and Chief Executive Officer of deCODE genetics, Inc. on this 25th day of April, 2000.



                          By: /s/ Kari Stefansson
                              ------------------------------------
                          Name:   Kari Stefansson
                          Title: Chairman, President and Chief Executive Officer

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                    RESEARCH CONTRACT ON THE CO-OPERATION OF
                     A RESEARCH TEAM FOR CHRONIC OBSTRUCTIVE
                                PULMONARY DISEASE
                                       AND
                           ISLENSK ERFDAGREINING EHF

A research team for Chronic Obstructive Pulmonary Disease (hereinafter referred to as COPD) and related diseases, on the one hand, hereinafter referred to as RTCOPD, and, on the other hand, Islensk erfoagreining ehf., hereinafter referred to as IE, enter into the following

                                    Contract

on co-operation on the research of the inheritability of COPD and related diseases.

This Contract is made on the basis of the Co-operation Agreement between the State Hospitals and Islensk erfoagreining [e]hf. from 15 December 1998, which shall prevail over this Contract in the event of any discrepancy between their individual provisions.

                                    CHAPTER 1
                        THE SUBSTANCE OF THE CO-OPERATION

RTCOPD and IE agree to co-operate, on the basis of this Contract, in the search for genes involved in the genesis of COPD and related diseases. The proposed co-operation between the parties will hereinafter be referred to as the Research Project.

The part of the co-operation involving RTCOPD parties working for the State Hospitals shall be supervised by the physicians [Foreign Character]orarinn Gislason and Andres Sigvaldason.

The part of the co-operation involving the National Association for the Prevention of Heart Diseases, Hjartavernd, [hereinafter referred to as Hjartavernd) shall be supervised by the physician Vilmundur Guonason.

                                    CHAPTER 2
              CONTRIBUTIONS OF THE PARTIES TO THE RESEARCH PROJECT

2.1 RESEARCH MATERIALS AND THEIR PROCUREMENT
RTCOPD shall provide biosamples (including blood samples and tissue samples), other clinical data and research materials which RTCOPD may provide, by the permit of the Data Protection Commission for the research, in relation to patients suffering from COPD and their relatives who do not suffer from COPD, cf. Article 5 of this Contract for further details.

RTCOPD shall supervise relations with individuals invited to participate in the research and/or their legal guardians. This includes procuring the informed consent of participants, information on health, blood tests or other sampling and examination of disease symptoms (e.g. further diagnosis). IE, on the one hand, and RTCOPD and individuals within the team, on the other hand, undertake to do whatever is in their power so that the procurement of research materials pursuant to this sub-chapter shall
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proceed with expedience and safety. In this respect, account shall be taken of the Research Plan, which includes milestone dates and is attached to this Contract as Annex A ('Research Plan and Cost Estimation for the Research of IE and RTCOPD on COPD'). All research materials delivered to the IE research laboratory shall first be encrypted at the Genetic Research Service Centre, a private institution domiciled at Noatun 17, Reykjavik, before being transported to IE, in accordance with the instructions of the Data Protection Commission.

2.2. EXPERTISE, EQUIPMENT AND RESEARCH FACILITIES
RTCOPD shall provide expertise and knowledge in relation to the diagnosis of diseases, the design and organisation of the Research Project, the conduct of experiments and the interpretation of their results.

IE and RTCOPD shall provide expertise for the design and organisation of the research. IE shall also be responsible for the research and testing of blood samples and genetic material, the assessment of the inheritance of the disease and the interpretation of the findings of the research. IE shall, among other things, provide equipment, research resources, laboratory reagents and personnel for these purposes.

2.3. PAYMENT OF RESEARCH EXPENSES
IE shall cover all expenses of the Research Project necessary to achieve the objectives of the Project, including materials and wage costs in relation to calling in participants for research and necessary sampling.

RTCOPD and IE shall jointly submit a comprehensive budget on signature of this Contract, in which the projected materials and wage costs of the Project are estimated, see Annex A. Annex A shall also further delineate the itemisation of individual cost items and the manner in which the procurement of consent and the payment of bills shall be conducted. In the event of direct cash outlay on the part of the State Hospitals in relation to the conduct of this Research Project, IE and the State Hospitals shall make a special agreement on the payment of such cost, cf. the Co-operation Agreement between the State Hospitals and Islensk erfoagreining ehf.

The State Hospitals may request information from IE on wages paid by IE to employees of the State Hospitals working on the Research Project.

2.4. INTELLECTUAL PROPERTY PROTECTION
RTCOPD and individuals within the team undertake to provide IE with the assistance necessary to enable IE to ensure international patent protection of the findings of the Research Project, including application for patents together with IE when necessary, provided that IE pays all expenses in relation to such applications.

                                    CHAPTER 3
                              RIGHTS OF THE PARTIES

3.1. THE RIGHTS OF HEALTH-CARE INSTITUTIONS AND THE EFFECTIVE DATE OF THIS CONTRACT
The parties to this Contract are aware that a framework agreement on the co-operation Hjartavernd and IE on research into the heredity of certain diseases is currently in effect. The provisions of the framework agreement between Hjartavernd and IE are
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valid for the part of the Research Project involving Hjartavernd. The framework agreement between IE and Hjartavernd is attached to this Contract as Annex B. The parties to this Contract are also aware that a Co-operation Agreement between IE and the State Hospitals (SH) (hereinafter referred to as the Institutions Agreement) is currently in effect. The Institutions Agreement between IE and SH is attached to this Contract as Annex C. The provisions of the Institutions Agreement shall be valid for this Research Agreement, where applicable, as regards the part of SH employees. All other payments from IE to RTCOPD pursuant to chapters 3.3. and 3.4. of this Contract shall be in accordance with the provisions of Chapter 7.3 of the Institutions Agreement.

3.2. FINANCIAL AND COMMERCIAL RIGHTS ATTACHED TO THE FINDINGS OF THE RESEARCH PROJECT
IE shall be sole owner of all financial and commercial rights attached to the Research Project and its results. IE shall have the right to sell the results and findings of the Research Project to a third party and utilise it financially in any other way consistent with approved ethical standards, irrespective of whether this takes place before or after the completion of the Research Project.

IE and its parent company, deCODE genetics Inc. (herinafter referred to as deCODE), have made a contract with a third party (hereinafter referred to as the Purchaser) on the sale of the Research Project, its results and findings. deCODE shall never be considered the purchaser of the Project in the understanding of this Contract.

3.3. FIXED PAYMENTS FROM IE TO RTCOPD/SH/HJARTAVERND IN RELATION TO THE SALE OF THE RESEARCH PROJECT

IE shall pay RTCOPD/SH/Hjartavernd [CONFIDENTIAL TREATMENT REQUESTED] on the effective date of this Contract. Thereafter, IE shall pay an annual amount of [CONFIDENTIAL TREATMENT REQUESTED] until a total of [CONFIDENTIAL TREATMENT REQUESTED] have been paid including the initial payment.

Thus, the payments from IE under this chapter shall take place on the following payment dates:


[CONFIDENTIAL TREATMENT REQUESTED]


In the event that the Research Project ends within five years from the signature of this Contract, upon achieving the objective of the Research Project, IE shall pay the remaining amount so that a total of [CONFIDENTIAL TREATMENT REQUESTED] shall have been paid, pursuant to this chapter. Payments under this chapter are additional and independent to conditional payments under Chapter 3.4.

In the event that IE/deCODE enters into a contract of sale, one or more, on the results of the Research Project, in addition to the contract of sale already made with a third party on the effective date of this Contract and referred to in Paragraph 2 of Chapter 3.2., IE and RTCOPD shall start negotiating an agreement on fixed payments from IE to RTCOPD/SH/Hjartavernd in response to such a contract of sale. Such payments
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shall be based on the net proceeds of IE/deCODE from the latter sale of the results of the research, the contribution of RTCOPD and whether the sale is a total sale of rights attached to the Research Project or only a partial sale of such rights. Payments pursuant to this paragraph shall, however, never exceed the total amount of payments specified in Paragraph 2 of this sub-chapter.

3.4. PERFORMANCE-RELATED PAYMENTS FROM IE TO RTCOPD/SH/HJARTAVERND IN RELATION TO THE SALE OF THE RESEARCH PROJECT
IE/deCODE have made an agreement with the Purchaser to the effect that the Purchaser shall pay special conditional payments to IE/deCODE which shall be totally dependent on the scientific and/or practical results achieved in the performance of the Project. The performance-related milestones which activate the Purchaser's obligation to pay are further specified in the contract between IE/deCODE and the Purchaser. In the event that the above-mentioned milestones are not achieved, no payments pursuant to this paragraph shall be made.

IE shall pay RTCOPD/SH/Hjartavernd [CONFIDENTIAL TREATMENT REQUESTED] of payments from the Purchaser to IE/deCODE pursuant to Paragraph 1 of this sub-chapter if success is achieved. All other payments from the Purchaser to IE/deCODE in relation to the repayment of the cash outlay of IE for the Research Project, as defined in the contract between IE and the Purchaser, and the Purchaser's investment in IE/deCODE shall be paid in full to IE/deCODE.

IE shall report to RTCOPD as soon as the Purchaser has confirmed that a milestone which activates the Purchaser's obligation to pay has been achieved. The share of RTCOPD of the milestone-related payment shall be paid when the milestone payment from the Purchaser has been delivered to IE/deCODE. RTCOPD is authorised by IE/deCODE to seek the confirmation of the companies' auditor, concurrently with the quarterly statement, of whether and when a milestone payment has been achieved in relation to the Research Project.

Performance-related payments from IE to RTCOPD pursuant to this sub-chapter shall also be calculated from the performance-related payments from purchasers to IE/deCODE as regards contracts of sale other than the contract specified in Paragraph 2 of Chapter 3.2. and which may be made after the effective date of this Contract on the results of the Research Project, cf. Paragraph 4 of Sub-Chapter 3.3.

3.5. PROVISO ON CO-OPERATION WITH RESEARCH PARTIES UNRELATED TO RTCOPD
The right of receiving payments pursuant to Sub-Chapters 3.3 and 3.4 is based on the assumption that IE will not pay other parties than RTCOPD and institutions which employ individual parties within RTCOPD for their contribution to the Research Project and expertise to which it is necessary to gain access for the achievement of the objectives of the Research Project in the view of the Executive Committee. If the Executive Committee is of the opinion that it is necessary to enter into co-operation with more parties pursuant to the above, the provisions of Sub-Chapters 3.3. and 3.4. shall be reviewed on the basis that the total payments from IE to RTCOPD and/or institutions related to them, on the one hand, and a third party, on the other hand, shall remain unchanged from the payments described in Chapters 3.3 and 3.4.

3.6. ARRANGEMENT OF PAYMENTS AND DISPOSAL OF PAYMENTS FROM IE PURSUANT TO CHAPTERS 3.3 AND 3.4., CF. ALSO CHAPTER 7.3 OF THE INSTITUTIONS AGREEMENT
All payments from IE to RTCOPD/SH/Hjartavernd pursuant to chapters 3.3. and 3.4. of this Contract shall be divided and paid in the following manner, cf. the provisions of Chapter 7.3. of the Institutions Agreement and the provisions of the Institutions Agreement in other respects, cf. also the framework agreement between IE and Hjartavernd. All payments to RTCOPD/SH pursuant to the above shall be paid into a special fund in the custody of SH, cf. the final clause of Paragraph 2 of Chapter 7.3 of the Institutions Agreement. The following division of payments is based on an agreement between the parties to this Contract as well as their evaluation of the contribution of each party to the Research Project. According to the above, the division of payments shall be as follows:

[CONFIDENTIAL TREATMENT REQUESTED]


The above division of payments shall not be binding for IE before such time as all health-care institutions participating in the Research Project have confirmed this Contract by signature, cf. Paragraph 2 of Chapter 2 of the Institutions Agreement.

The following paragraph applies only to the allocation of funds raised by parties within RTCOPD who are employed by SH.

All funds raised by RTCOPD pursuant to the provisions of Chapters 3.3. and 3.4. of this Contract the application of which will be governed by RTCOPD, pursuant to the Institutions Agreement and further agreement between RTCOPD and SH, shall be allocated by RTCOPD to the research of pulmonary diseases. Such funds may not be used for any other purposes. All funds which will be in the custody of RTCOPD pursuant to the above shall be put into the Research Fund of the Faculty of Pulmonary Research of the State Hospitals, which operates according to an organisational charter approved by the Ministry of Justice, cf. the Foundations Act, currently Act No. 19/1988. The organisational charter is attached to this Research Contract as Annex D. The accounting of the above fund shall be the responsibility of SH. The financial management of the fund can, upon further agreement, be in the hands of the its board of directors, according to the provisions of its articles of association.

                                    CHAPTER 4
                            MANAGEMENT AND LIABILITY
Decisions relating to the performance of the Research Project shall be made jointly by RTCOPD and IE. A special Executive Committee shall be established to supervise the performance of the Research Project. Initially, each party to the Contract shall appoint two members to the Executive Committee. More members may be added later, provided that there will an equal number of members from, on the one hand, RTCOPD and, on the other hand, IE in the Committee. The Chief Supervisor of the Research Project shall be elected from among the members of the Executive Committee. It is also the responsibility of the Committee to define the objectives of the Research Project and set forth the professional requirements which the parties to this Contract agree to be satisfactory for its performance. The Executive Committee shall also seek a settlement of disputes which may arise between the parties to the Contract.

Plans on incurring expenses in relation to the Research Project shall be submitted in advance and confirmed by the Executive Committee. When applicable, the Executive Committee may enter into agreements with health-care institutions or other qualified parties on the use of the their manpower and facilities for performing individual tasks in relation to the clinical part of the research. In November each year the Executive Committee shall prepare a budget for the Research Project in the following calendar year.

The Executive Committee shall supervise the processing of data and the publication of conclusions in accordance with the rules of Chapter 5.

RTCOPD and individuals within the Team shall not be financially responsible to IE or other parties with interests in the achievement of the commercial or financial objectives of the research.

IE shall pay the expense of procuring liability insurance for individuals within RTCOPD who are employed by SH on the effective date of this Contract as well as staff employed by them. This applies to all work undertaken by these parties in the interest of the Research Project.

                                    CHAPTER 5
              HANDLING, PROCESSING AND COMMUNICATION OF INFORMATION
The parties to this Contract undertake to maintain all personal information in confidence in accordance with statutory provisions. The parties to this Contract undertake to comply with the instructions of the Data Protection Commission and, as applicable, the special representative (inspector) of the Data Protection Commission on the handling and processing of such data, as well as with the instructions and conditions of the Science Ethics Committee, which operates pursuant to the Act on Patients' Rights. This entails that only information which the Data Protection Commission has authorised access to may be used.

The findings of the Research Project shall be immediately published as soon as they fulfil scientific requirements and are fit for publication. However, IE or the Purchaser of the Project may have the publication of the findings postponed for 90 days, if necessary to ensure patents and other rights of ownership related to the findings of the Project.

The Executive Committee of the Project shall decide in advance who shall be Chief Supervisor of the Research Project. As a rule, the first cited author of scientific articles shall be Chief Supervisor. The order of authors shall be in accordance with current rules in the international scientific community.

The parties to this Contract promise mutual confidentiality as regards information in relation to the substance of this Contract, business plans, the progress of the Project and its conclusions. Information of this kind may not be communicated to an outside party without the consent of both parties.

                                    CHAPTER 6
                  LIMITATION ON CO-OPERATION WITH OTHER PARTIES

RTCOPD and individuals within the Team promise to work neither jointly nor separately with other parties on research into the inheritability of COPD during the Research Project. In the event that the Research Project leads to a discovery which has financial significance for IE, RTCOPD and individual parties within the Team promise not to enter into co-operation with other parties on the part of the Research Project which led to the discovery for five years immediately following the conclusion of the Project as defined in this Contract. On the other hand, if the Research Project does not lead to such an achievement, individual parties within the co-operating team have the right to enter into co-operation with other parties on research into the inheritability of COPD after the Research Project has ended.

IE promises not to begin collaboration with other parties in the research of the inheritability of COPD during the Research Project, unless the Executive Committee considers such collaboration necessary to achieve the objective of the Research Project. If the addition of new co-operating parties to the Research Project is considered necessary, the Executive Committee shall be in charge of the selection of such a party. In the event of a dispute within the Executive Committee, RTCOPD shall have the final decision on the selection of additional co-operating parties. The provisions of this Paragraph shall not, however, prevent IE from collaborating in the field of the Research Project with parties that have negotiated the purchase of the Research Project, its conclusions or findings, provided that such actions do not reduce the right to payments pursuant to Chapter 3.

                                    CHAPTER 7
                   TERM OF THE CONTRACT AND PROJECT COMPLETION

The effective date of this Contract shall be the date (hereinafter referred to as the effective date) on which this Contract has been both signed by the parties to the Contract and confirmed in signature by SH in accordance with Paragraph 2 of Chapter 2 of the Institutions Agreement.

The Research Project shall have a duration of five years immediately following the effective date, unless completed before such time in the view of the Executive Committee. If either party has materially defaulted on the Contract, the other party may terminate the Contract. In the event of a dispute on the right of the parties to terminate the Contract, the settlement procedures regarding such dispute shall be pursuant to Chapter 8.

The return of all original materials of RTCOPD shall be returned to RTCOPD, unless an agreement to the contrary is made between RTCOPD and IE, e.g. if the materials are used in another research in the field of genetics, on the condition that the approval of the participants and a permit from the public authorities with the authority to permit such an arrangement have been obtained. The return of research materials from SH on completion of the Research Project shall be in accordance with Paragraph 5 of Chapter 6 of the Institutions Agreement.

In the event that either or both parties see reason to continue the co-operation after the agreed period, this shall be negotiated separately.

Notwithstanding a cessation of the research pursuant to this Contract, whether as a result of the completion, cancellation or termination of the Project, the obligation of IE/deCODE to effect payments pursuant to Chapter 3.4. shall remain intact until such time as the right of IE /deCODE to payments from the Purchaser is cancelled each time, e.g. when a patent expires.

                                    CHAPTER 8
                             SETTLEMENT OF DISPUTES
In the event of a dispute between the parties to this Contract regarding performance or compliance that cannot be resolved by the Executive Committee, two persons, one from each party, shall endeavour to reach an agreement on its settlement. If a settlement is not reached between those two persons within two weeks of the submission of the dispute, each party to the Contract shall appoint one arbitrator and then jointly request the appointment of an impartial third arbitrator by the District Court of Reykjavik to assist in the resolution of the dispute, thus forming a tribunal of three arbitrators. The arbitration tribunal shall reach a decision in the matter within one months from the appointment of the third arbitrator.

The cost of the work of the tribunal shall be determined by the tribunal at each time. The work, procedure and rulings of the arbitration tribunal shall otherwise be governed, as appropriate at any time, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, cases involving the collection of payments under this Contract which are not in dispute between the parties may be submitted to the public courts. The same applies to cases of financial claims made by one party against the other, based on rulings of the arbitration tribunal regarding non-performance or breach by the latter of this Contract. Such cases shall be submitted to the District Court of Reykjavik.

This Contract, which comprises 8 chapters on 9 pages, in addition to Appendices A, B, C and D, is made in two identical copies, one copy to be held by each of the parties to the Contract.


Reykjavik, 1 July 1999.


On behalf of the Research                     On behalf of Islensk
Team for COPD                                 Erfoagreining ehf.

_____________________________________         __________________________________
[Foreign Character]orarinn                    Kari Stefansson [sign.]
Gislason [sign.] Senior Physician, SH         CEO of IE

_____________________________________         __________________________________
Andres Sigvaldason [sign.]                    Kristjan Erlendsson [sign.]
Physician, SH                                 VP for Clinical and Academic
                                              Collaborations
_____________________________________
Vilmundur Guonason [sign.]
Physician, Hjartavernd



SH hereby confirms this
Research Contract,

Reykjavik, 20 August '99

_____________________________________
Magnus Petursson [sign.]

_____________________________________



Hjartavernd hereby confirms this
Research Contract, 20 August '99

Reykjavik,

_____________________________________
Gunnar Sigurosson [sign.]

_____________________________________